Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Ruth R. Hughs
Secretary of State

Office of the Secretary of State

December 12, 2019

Capitol Services Inc
P O Box 1831
Austin, TX 78767 USA

RE: Greenway Technologies, Inc.
File Number: 800064079

It has been our pleasure to file the Certificate of Amendment for the referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

If we may be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division
(512) 463-5555

Enclosure

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Ruth R. Hughs
Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

Greenway Technologies, Inc.
800064079

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 12/11/2019

Effective: 12/11/2019

Ruth R. Hughs
Secretary of State

FILED
In the Office of the
Secretary of State of Texas

DEC 11 2019

Corporations Section

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
GREENWAY TECHNOLOGIES, INC.,
A FOR-PROFIT CORPORATION

This Certificate of Amendment (this "**Certificate of Amendment**") is submitted for filing pursuant to the applicable provisions of the Texas Business Organizations Code (the "**TBOC**").

Entity Information

The name of the filing entity is Greenway Technologies, Inc. and it is a for-profit domestic corporation (the "**Corporation**"). The Corporation's date of formation is March 13, 2002, and 800064079 is the file number assigned to the Corporation by the Texas Secretary of State (the "**Secretary**").

Amendments

1. The Certificate of Formation of the Corporation (the "**Certificate**") is amended by deleting in Article Four in its entirety and replacing it with the following:

"ARTICLE FOUR

A. The Corporation is authorized to issue a total of 500,000,000 shares of common stock, par value $0.0001 per share ("**Common Stock**").

B. As of the date of filing of this Certificate, all authorized or issued shares of the Corporation designated "Class A" shall hereby be designated as Common Stock;.

C. As of the date of filing of this Certificate, all authorized or issued shares of the Corporation designated "Class B" shall hereby be eliminated."

2. The Certificate is amended by deleting Article Five in its entirety.
3. The Certificate is amended by adding the following to the Certificate

"ARTICLE TEN

A. The affirmative vote of the holders of the majority of the shares entitled to vote on a "fundamental action," as defined by Section 21.364 of the TBOC (a "**Fundamental Action**"), is required to approve such Fundamental Action.

B. The affirmative vote of the holders of the majority of the shares entitled to vote on a "fundamental business transaction," as defined by Section 1.002(32) of the TBOC (a "**Fundamental Business Transaction**"), is required to approve such Fundamental Business Transaction.

C. For matters other than the election of directors, Fundamental Actions, and Fundamental Business Transactions, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of the stockholders at which a quorum is present.

Statement of Approval

The amendments to the Certificate have been approved in the manner required by the TBOC and by the governing documents of the Corporation

Effectiveness of Filing

This Certificate becomes effective when it is filed by the Secretary of State.

Execution

The undersigned signs this Certificate of Amendment subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute this Certificate of Amendment.

Date: December 11, 2019

GREENWAY TECHNOLOGIES, INC.

By: Kent Harer

Name: Kent Harer
Title: President